SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2008

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 2, 2008, Eagle Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the completion, on August 31, 2008, of the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”).  In that filing, the Company indicated that it would amend the Form 8-K at a later date to include the financial information required by Item 9.01.  This amendment is being filed to provide such financial information, which is attached as Exhibits 99.1, 99.2 and 99.3 to this report.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Audited consolidated balance sheets of Fidelity as of December 31, 2007 and 2006 and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the two years ended December 31, 2007, and related notes and independent auditors report, are included as Exhibit 99.1 hereto (the “Audited Fidelity Financial Statements”)

The unaudited consolidated balance sheet of Fidelity as of June 30, 2008 (with December 31, 2007 and 2006 balance sheets for comparative purposes) and related unaudited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the six months ended June 30, 2008 and 2007, and related notes (with comparative information as of December 31, 2007 and 2006), are included as Exhibit 99.2 hereto (the “Unaudited Fidelity Financial Statements”)

(b)  Pro Forma Financial Information.  Unaudited pro forma consolidated balance sheet of the Company and Fidelity as of June 30, 2008, and related unaudited pro forma combined statements of income for the six months ended June 30, 2008 and the year ended December 31, 2007, are included as Exhibit 99.3 hereto (the “Pro Forma Financial Information).

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

23.1         Consent of Deloitte & Touche, LLP

99.1         Audited Fidelity Financial Information

99.2         Unaudited Fidelity Financial Information

99.3         Pro Forma Financial Information

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: November 10, 2008